exhibit 10.1

                      EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into this  1st day  of  January 2003, by and between FreePCSQuote.com,  Inc.,  a
Nevada  corporation  (the  "Company"),  and  Eric  Borgeson,   an
individual ("Executive").

                            RECITALS

     A. The Company desires to be assured of the continued association and services of Executive for the Company.

     B. Executive is willing and desires to maintain employment by the Company, and the Company is willing to maintain employment of Executive upon the terms, covenants and conditions hereinafter set forth.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1.    Employment.  The Company hereby employs  Executive  as
President.

     2. Term. The term of this Agreement shall be for a period of one (1) year commencing on the date hereof, unless terminated earlier pursuant to Section 6 below.

     3.   Compensation.

       3.1 Executive Compensation. For all services rendered by Executive under this Agreement, the Company, in lieu of a salary, insurance coverage, and other equity compensation (e.g. car allowance, vacation pay, etc.) shall issue 2,500,000 shares of common stock of the Company per annum, payable in one installment. Said compensation shall be delivered on or before February 15, 2003.

       3.2 Compensation Valuation. Shares shall be valued at fair market value as of the date of the issuance, and subsequently adjusted to reflect the then current market valuation as related to the selling restriction of said securities.


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     4.   Scope of Duties.

       4.1 Assignment of Duties. Executive shall have such duties as may be assigned to him or her from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company.

       4.2      General   Specification  of  Duties.  Executive's
duties shall include, but not be limited to, the duties and performance goals as follows:

          (1) Act as the President of the Company and perform all duties, functions and responsibilities generally associated with the President of the Company;
          (2) Execute on behalf of the Company, in his capacity as President, all documents as requested by the Company;
          (3) Employ, pay, supervise and discharge all employees of the Company, and determine all matters with regard to such personnel, including, without limitation, compensation, bonuses and fringe benefits;
          (4) Establish procedures for implementing the policies established by the Company;
          (5) Cause Company to be operated in compliance with all legal requirements; and
          (6) Cause to be prepared, as directed by the Company, financial statements, tax returns and other similar items respecting the operation of the Company.

     The foregoing specifications are not intended as a complete itemization of the duties that Executive shall perform and undertake on behalf of the Company in satisfaction of his or her employment obligations under this Agreement.

     4.3  Conflicting Activities.

       (1) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.5(b).

       (2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a


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business  opportunity  that does not relate  to  the  current  or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed
sixty   (60)  days,  then  Executive  may  develop  the  business
opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and
may   not   use  any  service,  personnel,  equipment,  supplies,
facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

     5. Stock of Company. So long as this Agreement is in effect, Executive shall be entitled to purchase stock of the Company in the same amounts and for the same consideration, terms and conditions as provided to other chief operating officers of the Company's operating divisions or subsidiaries. The manner of acquisition of stock shall be structured so as to minimize adverse tax consequences to Executive.

     6.   Termination.

       6.1    Bases for Termination.

          (1) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

          (2) Executive's employment may be terminated by the Company "with out cause" (for any reason or no reason at all) at any time by giving Executive 60 days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If Executive's employment under this Agreement is so terminated, the Company shall (a) make a lump sum cash payment to Executive within 10 days after termination of an amount equal to (i) Executive's Base Salary for the balance of the year in which termination occurs, (ii) a prorata portion of the Incentive Bonus, if any, earned for the year in which termination occurs prorated to the date of termination, plus
(iii)   any  unreimbursed  expenses  accruing  to  the  date   of
termination; and (b) make a lump sum cash payment equal to Executive's annual Base Salary, as increased pursuant to Section 3.1, on each anniversary date of this Agreement for the balance of the term specified in Section 2. For purposes of this provision, Executive's annual Base Salary and the remaining portion of the term of the Agreement shall be calculated as of the termination date. After the Company's termination of Executive under this provision, the Company shall not be obligated  to  provide  the benefits to  Executive  described  in
Section 3.1 (except as may be required by law).

          (3) Executive may terminate his or her employment hereunder by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice.


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     7.   Miscellaneous.

      7.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

      7.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      7.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Nevada.

      7.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

      7.5 Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

      7.6 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

      7.7 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.


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      7.8 Notices.  Any  notice under this Agreement must  be  in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

          If to the Company:  4824 Braeburn Drive
                              Las Vegas, NV 89130

          If to Executive:    4824 Braeburn Drive
                              Las Vegas, NV 89130

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

      7.09 Survival. Any provision of this Agreement, which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

      7.10 Right of Set-Off. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding loan or advance from the Company to Executive.

      7.11      Effective  Date.  This  Agreement  shall   become
effective as of the date set forth on page 1 when signed by Executive and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

"Executive"


/s/ Eric Borgeson          /s/ Eric Borgeson
-----------------          -----------------
Eric Borgeson              Eric Borgeson, Chief Executive Officer
                           FreePCSQuote.com, Inc.


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